EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Name                                                  State of Incorporation

Atlantic Pacific Communications, Inc.                        Texas
Broadbandmagic.com, Inc.                                    Delaware
Eagle Acquisition Corporation                               Delaware
Etoolz, Inc.                                                 Texas


Each subsidiary of the Company conducts its business under its own name. Atlantic Pacific Communications, Inc. has one wholly owned subsidiary, Comtel, Inc., incorporated in Texas.